Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Red Mile Entertainment, Inc. (the "Company") on Form 10-KSB for the year ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chester Aldridge, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Annual Report of Form 10-KSB for the year ending March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB for the year ending March 31, 2008 fairly presents, in all material respects, the financial condition and result of operations of Red Mile Entertainment, Inc.

/s/ Chester Aldridge
Chester Aldridge Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) June 19, 2008